Exhibit 2.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of December 5, 2024 by and among (i) Webull Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), (ii) Feather Sound I Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of the Company (“Merger Sub I”), (iii) Feather Sound II Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of the Company (“Merger Sub II”, collectively with Merger Sub I, the “Merger Subs”), and (iv) SK Growth Opportunities Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”).

WHEREAS, the parties hereto entered into that certain Business Combination Agreement, dated as of February 27, 2024 (as may be amended and modified from time to time in accordance with its terms, including by this Amendment, the “Agreement”);

WHEREAS, Section 11.12 (Amendments) of the Agreement provides that the Agreement may be amended or modified in whole or in part prior to the First Merger Effective Time, only by a duly authorized agreement in writing in the same manner as the Agreement and which makes reference to the Agreement and which shall be executed by the Company, the Merger Subs and SPAC;

WHEREAS, the parties hereto desire to amend the Agreement pursuant to the terms as set forth herein; and

WHEREAS, each of the Company, Merger Sub I, Merger Sub II and SPAC is authorized and approved by its respective board of directors to execute and deliver this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendments to the Agreement. Effective as of the date hereof,

(a) Recitals. The eighth paragraph of the recitals of the Agreement is hereby amended and restated in its entirety as set forth below:

Whereas, in connection with the Mergers, the Company, SPAC and the Warrant Agent shall enter into an incentive warrant agreement substantially in the form attached hereto as Exhibit D-2 (the “Incentive Warrant Agreement”), effective as of the First Merger Effective Time, pursuant to which the Company shall issue (i) to the SPAC Shareholders (other than the SPAC Insiders or any holder of SPAC Treasury Shares), one Incentive Warrant for each Non-Redeeming SPAC Share held by such SPAC Shareholders, and (ii) to certain Company Shareholders, an aggregate of 20,000,000 Incentive Warrants;

(b) The Definition of “Founder Holdcos”. The definition of “Founder Holdcos” in Section 1.1 (Definitions) of the Agreement is hereby amended and restated in its entirety as follows: “Founder Holdco” means the Person set forth in Section 1.1(a) of the Company Disclosure Letter;”, and Section 1.1(a) of the Company Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Schedule 1.1(a) to this Amendment. As a result of the amendment contemplated by this clause (a), all references to “Founder Holdcos” in the Agreement shall be amended such that they refer to “Founder Holdco”.

(c) Section 1.1. Each of the definitions of “Incentive Warrants” and “Share Subdivision Factor” in Section 1.1 (Definitions) of the Agreement is hereby amended and restated in its entirety as set forth below:

“Incentive Warrants” means, collectively, redeemable warrants each to purchase one Company Class A Ordinary Share pursuant to the terms of the Incentive Warrant Agreement, issued by the Company at the Closing to the SPAC Shareholders (other than the SPAC Insiders or any holder of SPAC Treasury Shares) and certain Company Shareholders, in each case, in accordance with Section 2.2(h);

“Share Subdivision Factor” means 3.3593;

(d) Section 2.1. Clause (iii) of Section 2.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

(iii) Share Subdivision of Pre-Subdivision Ordinary Shares. (x) Each Pre-Subdivision Ordinary Share (excluding any Pre-Subdivision Ordinary Shares held by the Founder Holdco) that is issued and outstanding immediately prior to the First Merger Effective Time shall be subdivided into a number of Company Class A Ordinary Shares determined by multiplying each such Pre-Subdivision Ordinary Share by the Share Subdivision Factor, and re-designated as Company Class A Ordinary Shares, and (y) each Pre-Subdivision Ordinary Share that is issued and outstanding immediately prior to the First Merger Effective Time and held by the Founder Holdco shall be subdivided into a number of Company Class B Ordinary Shares determined by multiplying each such Pre-Subdivision Ordinary Share by the Share Subdivision Factor, and re-designated as Company Class B Ordinary Shares (the transactions contemplated by clauses (x) and (y), the “Share Subdivision”), provided that no fraction of a Company Ordinary Share will be issued by virtue of the Share Subdivision, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Ordinary Share (after aggregating all fractional Company Ordinary Shares that otherwise would be received by such Company Shareholder) shall instead be entitled to receive such number of Company Ordinary Shares to which such Company Shareholder would otherwise be entitled, rounded down to the nearest whole Company Ordinary Share.

2

(e) Section 2.2(h). Section 2.2(h) of the Agreement is hereby amended and restated in its entirety as follows:

(h) Issuance of Incentive Warrants. On the Closing Date, upon the terms and subject to the conditions of this Agreement and the Incentive Warrant Agreement, the Company shall issue (i) to the SPAC Shareholders (other than the SPAC Insiders or any holder of SPAC Treasury Shares), one Incentive Warrant for each Non-Redeeming SPAC Share held by such SPAC Shareholders, and (ii) to certain Company Shareholders, an aggregate of 20,000,000 Incentive Warrants.

(f) Section 2.4(b). Clause (ii) of Section 2.4(b) of the Agreement is hereby amended and restated in its entirety as follows:

(ii) any obligation on the Company under this Agreement to issue Incentive Warrants to SPAC Shareholders and Company Shareholders entitled to receive such Incentive Warrants shall be satisfied by the Company issuing such Incentive Warrants, and shall be deemed to have been satisfied upon issuance of such Incentive Warrants in registered form to each applicable SPAC Shareholder and Company Shareholder by entering such SPAC Shareholder and Company Shareholder on the warrant register maintained by the Warrant Agent.

(g) Section 6.9. Section 6.9 of the Agreement is hereby amended by deleting the following sentence: “SPAC shall have the right to designate one (1) board observer to the Company Board immediately following the Closing.”

(h) Form of Incentive Warrant Agreement. The Incentive Warrant Agreement, a form of which is attached as Exhibit D-2 to the Agreement, is hereby amended and restated to read as set forth in Exhibit A to this Amendment.

(i) Form of Amended Company Charter. The Amended Company Charter, a form of which is attached as Exhibit G to the Agreement, is hereby amended and restated to read as set forth in Exhibit B to this Amendment.

3. No Further Amendment. The parties hereto agree that, except as provided herein, all other provisions of the Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment forms an integral and inseparable part of the Agreement.

4. References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Agreement (including any schedule and exhibit to the Agreement) shall refer to the Agreement as amended by this Amendment. All references to the “Sponsor Support Agreement” in the Agreement shall refer to that certain Sponsor Support Agreement, dated as of February 27, 2024, by and among the Company, SPAC, Sponsor and the other SPAC Insiders, as amended by that certain Amendment to Sponsor Support Agreement, dated as of the date hereof, and as may be amended, supplemented or otherwise modified from time to time in accordance with its terms. Notwithstanding the foregoing, except as otherwise provided in this Amendment, references to the date of the Agreement and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to February 27, 2024.

5. Other Miscellaneous Terms. The provisions of Article XI (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, as if set forth in full herein.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

SPAC:
SK Growth Opportunities Corporation

By:	/s/ Derek Jensen
	Name:	Derek Jensen
	Title:	Chief Financial Officer

[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

MERGER SUB I:
Feather Sound I Inc.

By:	/s/ Anquan Wang
	Name:	Anquan Wang
	Title:	Director

[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

MERGER SUB II:
Feather Sound II Inc.

By:	/s/ Anquan Wang
	Name:	Anquan Wang
	Title:	Director

[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

COMPANY:
Webull Corporation

By:	/s/ Anquan Wang
	Name:	Anquan Wang
	Title:	Director

[Signature Page to Amendment to Business Combination Agreement]

Schedule 1.1(a)

Exhibit A

Form of Incentive Warrant Agreement

Exhibit B

Form of Amended Company Charter